Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 1998, which appears on page F-2 of the Registration Statement on Form S-1 (File No. 333-63133) originally filed with the Securities and Exchange Commission on September 10, 1998, and effective on January 5, 1999.



/S/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Dallas, Texas
February 22, 1999